Exhibit (a)(2)


                           MUNIYIELD FLORIDA FUND II


      The undersigned, Jerry Weiss, Mark B. Goldfus, Robert E. Putney, III and William E. Aldrich, constituting all of the Trustees of MUNIYIELD FLORIDA FUND II (the "Trust" ), a Massachusetts business trust having no shareholders as of the date hereof, hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration of Trust of the Trust dated the 9th day of September, 1992.

VOTED: That the Declaration of Trust dated August 24, 1992 be and it hereby is amended to change the name of the Trust from "MuniYield Florida Fund II" to "MuniYield Florida Insured Fund" in the following manner:

                           1.1. Name. The name of the trust created hereby
                  (the "Trust" ) shall be "MuniYield Florida Insured Fund", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.



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      IN WITNESS WHEREOF, the said Jerry Weiss, Mark B. Goldfus, Robert E.
Putney, III and William E. Aldrich have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article X, Section 10.3(c) of the Declaration of Trust, as of the 9th day of September, 1992.



                                                                /s/ Jerry Weiss
                               ------------------------------------------------
                               Jerry Weiss
                               13 Bayberry Road
                               Princeton, New Jersey  08540



                                                            /s/ Mark B. Goldfus
                               ------------------------------------------------
                               Mark B. Goldfus
                               509 Bergen Street
                               Lawrenceville, New Jersey  08648



                                                      /s/ Robert E. Putney, III
                               ------------------------------------------------
                               Robert E. Putney, III
                               12131 Taylor Court
                               Lawrenceville, New Jersey  08648



                                                         /s/ William E. Aldrich
                               ------------------------------------------------
                               William E. Aldrich
                               111 Windsor Road
                               Needham, Massachusetts  02192